State of North Carolina
                      Department of the Secretary of State

                            ARTICLES OF ORGANIZATION
                        INCLUDING ARTICLES OF CONVERSION

Pursuant to ss.ss. 57C-2-21, 57C-9A-01 and 57C-9A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Organization Including Articles of Conversion for the purpose of forming a limited liability company.

1. The name of the limited liability company is: WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC. The limited liability company is being formed pursuant to a conversion of another business entity.

2. The name of the converting business entity is WACHOVIA ASSET SECURITIZATION, INC. and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of North Carolina.

     A plan of conversion has been approved by the converting business entity as required by law.

3. The converting business entity is a (check one): [X] domestic corporation; [ ] foreign corporation; [ ] foreign limited liability company; [ ] domestic limited partnership; [ ]foreign limited partnership; [ ] domestic registered limited liability partnership; [ ] foreign limited liability partnership; or [ ] other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina.

4. If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration
     of                  the                  limited                  liability
     company.)__________________________________________________

5.   The  name  and  address  of  each  person   executing   these  articles  of
     organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both).

       ROBERT J. HAHN, ORGANIZER
       C/O HUNTON & WILLIAMS LLP
       101 S. TRYON STREET, SUITE 3500
       CHARLOTTE, NC 28280

6. The street address and county of the initial registered office of the limited liability company is:

     Number and Street: 327 HILLSBOROUGH STREET

     City, State, Zip Code:      RALEIGH, NC 27603        County:  WAKE

7.   The mailing address is the same as that of the initial registered office.

8.   The name of the initial registered agent is: CORPORATION SERVICE COMPANY

CORPORATIONS DIVISION              P.O. BOX 29622         RALEIGH, NC 27626-0622
(Revised January 200)                                               (Form L-01A)



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9.   Principal office information: (Select either a or b.)

     a.   [X] The limited liability company has a principal office.

          o The street address and county of the principal office of the limited liability company is:

               Number and Street: ONE WACHOVIA CENTER, 301 SOUTH COLLEGE STREET,
                                  SUITE D

               City, State, Zip Code: CHARLOTTE, NC 28202-5578
               County: MECKLENBURG

               The mailing address, if different from the street address, of the principal office of the limited liability company is:
               Not Applicable.

     b.   The limited liability company does not have a principal office.

10. Check one of the following:

          [ ] (i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

          [X] (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

11. Any other provisions which the limited liability company elects to include are attached. None.

12.  These articles will be effective upon filing.


This is the 30th day of October 2003.

                                            ORGANIZER



                                            /s/ Robert J. Hahn
                                            ------------------------------------
                                            Robert J. Hahn, Esquire








NOTES:
1. Filing fee is $125. This document must be



CORPORATIONS DIVISION              P.O. BOX 29622         RALEIGH, NC 27626-0622
(Revised January 200)                                               (Form L-01A)



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